Exhibit 5.1

May 16, 2023

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

Ladies and Gentlemen:

We have acted as special counsel to Digital Ally, Inc., a Nevada corporation formerly known as DGLY Subsidiary Inc. (the “Registrant”), in connection with its filing of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333- 239419) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s adoption of the Registration Statement on Form S-3 (Registration No. 333- 239419), previously filed by Digital Ally, Inc., a Delaware corporation (the “Predecessor Registrant”), with the SEC (the “Original Registration Statement” and, after giving effect to the Amendment, the “Registration Statement”). In accordance with paragraph (d) of Rule 414 under the Securities Act, the Amendment is being filed by the Registrant, as the successor registrant to the Predecessor Registrant, expressly to adopt the Original Registration Statement as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Registrant is the successor to the Predecessor Registrant as a result of the merger (the “Merger”) of the Predecessor Registrant with and into the Registrant, then a wholly-owned subsidiary of the Predecessor Registrant established for such purpose, with the Registrant being the surviving corporation in the Merger, on August 23, 2022 pursuant to that certain Agreement and Plan of Merger, dated as of August 23, 2022, between the Predecessor Registrant and the Registrant (the “Merger Agreement”). The Merger was consummated by the filing of the articles of merger with the Secretary of State of the State of Nevada (the “Articles of Merger”) on August 23, 2022, the effective time of the Merger (the “Effective Time”).

At the Effective Time, pursuant to the Merger Agreement, (i) each outstanding share of Predecessor Registrant’s common stock, par value $0.001 per share (the “Predecessor Common Stock”) automatically converted into one share of common stock, par value $0.001 per share, of the Registrant (“Registrant Common Stock”), and (ii) each outstanding option, right or warrant to acquire shares of Predecessor Common Stock converted into an option, right or warrant to acquire an equal number of shares of Registrant Common Stock under the same terms and conditions as the original options, rights or warrants.

For the purposes of this opinion, unless the context otherwise requires, (i) references to the “Company” mean the Predecessor Registrant and its subsidiaries with respect to the period prior to the Effective Time and the Registrant and its subsidiaries with respect to the period on and after the Effective Time; and (ii) references to “Common Stock” mean (A) as of any period prior to the Effective Time, the Predecessor Common Stock, and (B) as of any period at and after the Effective Time, the Predecessor Common Stock.

The Registration Statement including the base prospectus contained therein (the “Prospectus”), relates to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an initial aggregate offering price of up to $125,000,000: (A) shares (the “Shares”) of Common Stock, (B) warrants to purchase shares of Common Stock or other securities offered pursuant to and described in the Prospectus (the “Warrants”) issued pursuant to one or more warrant agreements in the forms to filed as exhibits to a post-effective amendment or in a Prospectus Supplement (as defined below) (each, a “Warrant Agreement”); (C) debt securities, which may be offered as senior or subordinated and may be convertible (the “Debt Securities”), which may be issued pursuant to a note purchase agreement or an indenture to be dated on or about the date of the first issuance of the Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as an exhibit to a post-effective amendment or a Prospectus Supplement, as such note purchase agreement may be supplemented from time to time (the “Note Purchase Agreement”) or as such indenture may be supplemented from time to time (the “Indenture”); (D) rights to purchase shares of Common Stock or other securities offered pursuant to and described in the Prospectus (the “Rights”), which such rights may be offered separately or together with one or more additional rights, or such other securities, or in any combination of such securities in the form of Units (as defined below); and (E) units comprising shares of Common Stock and/or one or more of the other securities described above (the “Units” and together with the Shares, the Warrants, the Debt Securities and the Rights, the “Securities”) issued pursuant to one or more unit agreements in the forms to filed as exhibits to a post-effective amendment or in a Prospectus Supplement (each, a “Unit Agreement”). The Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

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In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the Registration Statement, the Prospectus and all Prospectus Supplements filed with the SEC, including the exhibits filed therewith, (ii) the minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, (iii) the Merger Agreement, (iv) the Articles of Incorporation and Bylaws of the Company, each as amended and/or restated to date (the “Articles of Incorporation” and the “Bylaws,” respectively), (v) the Articles of Merger, and (vi) such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

For purposes of our opinion, we have also examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes (the “NRS”). Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. We also have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or other Securities convertible into, or exercisable for, Common Stock, as applicable) is in an amount that is not less than the par value of the Common Stock. We have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms filed as exhibits to a Prospectus Supplement. We have also assumed that with respect to any Securities being issued upon conversion of any other Securities or upon exercise of any Warrants, the applicable convertible Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

With respect to our opinion as to the Rights and the Units, we have assumed that, at the time of issuance and sale, there are a sufficient number of Securities available for issuance and that the consideration for the issuance of the particular Securities underlying the sale of the Rights and the Units is in an amount that is not less than the par value of such underlying Securities.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

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We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and Chapter 78 of the NRS, subject to the aforementioned examination of the provisions of such statute. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and Chapter 78 of the NRS, subject to the aforementioned examination of the provisions of such statute. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto (including the Amendment) have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) thereto required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Articles of Incorporation, including, without limitation the authorization thereunder of a sufficient number of shares of Common Stock, and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Warrants to be issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto (including the Amendment) have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Warrant Agreement has been duly authorized by the Company and the applicable warrant agent by all necessary corporate action; (iii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the applicable warrant agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to any series of the Debt Securities issued under the Note Purchase Agreement or Indenture, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto (including the Amendment) have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Note Purchase Agreement or Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Note Purchase Agreement or Indenture in substantially the form filed as an exhibit to a post-effective amendment or a Prospectus Supplement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Note Purchase Agreement or the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Note Purchase Agreement or the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

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4. With respect to the Rights offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto (including the Amendment) have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Rights have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the Rights and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and delivered against payment therefor, then the Rights, when issued and sold in accordance with the applicable agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto (including the Amendment) have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Units have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of Units and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable agreement(s) and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Amendment and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP

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